Exhibit 23.1

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants • Valuation Analyst • Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 15, 2018, with respect to the financial statements for the period ended December 31, 2017, of Gratitude Health, Inc. contained in the Form 8-K/A of Gratitude Health, Inc. dated May 15, 2018. We hereby consent to the use of the aforementioned report in the Form 8-K/A.

D. Brooks and Associates CPA’s, P.A. Palm Beach Gardens, FL May 15, 2018

D. Brooks and Associates CPA’s, P.A. 4440 PGA Boulevard, Suite 104, Palm Beach Gardens, FL 33410 – (561) 429-6225